Exhibit 99.2

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	October 7, 2015, 6:00 a.m. ET	Contact:	Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations
Ph: (503) 684-7000

Greenbrier Announces Order from Saudi Railway Company for 1,200 Railcars

~ Tank cars will support Saudi Arabia’s growing mining operations ~

~ Tank cars will be constructed in Europe to U.S. rail standards ~

~ Order is Greenbrier’s market entry into a Middle East region with increasing rail projects ~

Lake Oswego, Oregon, October 7, 2015 –The Greenbrier Companies, Inc. (NYSE:GBX) announced today that it received an order in its fourth quarter ended August 31, 2015 from the government-owned Saudi Railway Company (SAR) for approximately 1,200 railroad tank cars. Three types of tank cars will support industrial mining operations – led by the national mining company, Ma’aden – at Wa’ad al Shamal Industrial City in the Sirhan-Turaif region of northern Saudi Arabia. The tank cars will facilitate rail transportation of molten sulfur and phosphoric acid, products that are used in a range of industrial activities.

Greenbrier will build the tank cars for SAR under U.S. supervision and management at its wholly-owned Wagony Swidnica subsidiary in Swidnica, Poland. Track dimensions in Saudi Arabia are identical to those in the United States, and the tank cars will be built to U.S. standards on production lines certified by the Association of American Railroads. Delivery of the first tank cars to SAR will begin in the second half of calendar year 2016, and will be completed in 2017 and 2018, depending on car type.

Saudi Arabia is a member of the Gulf Cooperation Council (GCC) which also includes: Bahrain, Kuwait, Oman, Qatar and the United Arab Emirates. A number of large-scale infrastructure projects are either currently underway or being planned in the region. These projects will require railroad rolling stock, repair and wheel service facilities, and specialized know-how. As a result, the aggregate railcar demand for GCC countries investing in rail is expected to be strong through the next decade.

William A. Furman, Chairman and CEO said, “Greenbrier is fully committed to its global manufacturing network. We demonstrated this earlier in 2015 when we announced the reorganization of our Global Manufacturing Operations business unit to ensure all of our manufacturing activities in North America, South America and Europe operate under common

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Greenbrier announces order from Saudi Railway Company, . . . (Cont.)	Page 2

leadership and follow shared best-practices manufacturing systems developed through decades of experience and work with global partners like Bombardier in Mexico and Amsted Rail in Brazil. Our entry into Saudi Arabia’s railcar market is a great honor and a great responsibility as we participate with the Kingdom in one of its premier economic development and engineering projects at Wa’ad al Shamal City.”

“To support our current activities in the Kingdom and secure future business opportunities there and in neighboring GCC states, we intend to hire and train Saudi employees who will create a sustained base of operations in Saudi Arabia. These highly trained and qualified employees will create a vibrant and sustained operation in Saudi Arabia that supports and contributes to the Kingdom’s rail and infrastructure investments,” Furman said. “We are extraordinarily pleased to work with an enterprise of the caliber of SAR. Through our work, we hope to help SAR meet its objectives, create more employment opportunities for Saudi engineers and technicians and assist the Kingdom with its broader goals of economic growth and diversity. We will open offices in Saudi Arabia, led by an on-site Greenbrier country manager and supported by project managers in Riyadh and at Wa’ad al Shamal City.”

About Greenbrier

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 33 locations across North America, including 12 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 9,300 railcars, and performs management services for approximately 260,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative

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Greenbrier announces order from Saudi Railway Company, . . . (Cont.)	Page 3

of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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